UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2011 (March 18, 2011)

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700
Houston, Texas  77002
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On March 18, 2011, the Audit Committee of the Board of Directors of Eagle Rock Energy G&P, LLC, the general partner of the general partner of Eagle Rock Energy Partners, L.P. (the “Partnership”), approved the appointment of KPMG LLP (“KPMG”) as the Partnership’s independent registered public accounting firm for the fiscal year ending December 31, 2011 and approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as its auditors.  The Partnership notified Deloitte of its dismissal on March 18, 2011.

During the Partnership’s two most recent fiscal years, Deloitte’s reports on the Partnership’s financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Partnership and Deloitte have not, during the Partnership’s two most recent fiscal years or the subsequent period through March 18, 2011, had any disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in its reports on the Partnership’s financial statements; and there were no “reportable events” as the term is described in Item 304(a)(1)(iv) of Regulation S-K.

The Partnership has requested Deloitte furnish a letter addressed to the Securities and Exchange Commission stating whether or not Deloitte agrees with the statements in this Current Report on Form 8-K. A copy of such letter dated March 23, 2011 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

At no time during the Partnership’s two most recent fiscal years or the subsequent period through March 18, 2011, did the Partnership consult with KPMG regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Partnership’s financial statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from Deloitte & Touche LLP dated March 23, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: March 23, 2011	By:	/s/ Jeffrey P. Wood
Jeffrey P. Wood
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

16.1	Letter from Deloitte & Touche LLP dated March 23, 2011